UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 22, 2006

VISTA GOLD CORP.
(Exact name of registrant as specified in its charter)

Yukon Territory, Canada	1-9025	Not Applicable
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7961 Shaffer Parkway, Suite 5, Littleton, CO		80127
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (720) 981-1185

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

Effective as of September 22, 2006,Vista Gold Corp. (the “Company”) and its wholly-owned subsidiary Vista Gold (US) Inc. (“Vista US”) entered into an Employment Agreement with Frederick H. Earnest, pursuant to which Mr. Earnest will serve as Senior Vice President of Project Development of the Company and of Vista (US).  Mr. Earnest’s appointment to this office had previously been announced in the Company’s press release dated September 26, 2006.  Under the terms of the Employment Agreement, Mr. Earnest will receive an annual base salary of $155,000 and other usual benefits.  As well, the Company granted Mr. Earnest a five-year option to purchase 100,000 common shares of the Company at an exercise price of $9.29 per share, with half of the underlying shares to vest on the grant date (September 22, 2006) and the remaining half to vest on the first anniversary of the grant date.  This stock option grant has previously been reported by Mr. Earnest in a Form 4 report timely filed with the Commission.  Mr. Earnest will be eligible to receive an annual bonus, in the sole discretion of the Board of Directors. The Employment Agreement provides for a term ending on December 31, 2008, subject to annual review thereafter. Pursuant to the terms of the Employment Agreement, in the event of a “fundamental change” in Mr. Earnest’s employment or termination of his employment without “just cause” (as such terms are defined or used therein), Mr. Earnest will be entitled to continuation of his salary for six months after such fundamental change or termination.

The preceding description of the terms of Mr. Earnest’s Employment Agreement is qualified in its entirety by reference to the form of this document, a copy of which has been filed herewith as Exhibit 10.1 and which is incorporated herein by reference.

Item 8.01               Other Events.

On October 4, 2006, the Company issued a press release reporting that it intends to file a preliminary prospectus supplement with the Commission in connection with a proposed public offering (the “Offering”), subject to market and other conditions, of up to 4,000,000 of its common shares on a best efforts agency basis, and also will file a preliminary prospectus supplement to its existing US$32 million short form base shelf prospectus dated October 2, 2006 with the securities regulatory authorities in the provinces of British Columbia, Alberta, Manitoba and Ontario in connection with the Offering.  The Company anticipates that Offering will consist of a minimum of US$25 million and a maximum of US$32 million in common shares of the Company.  The press release is furnished as Exhibit 99.1 and is attached hereto.

The Company expects to use the proceeds of the Offering to finance the previously-announced transaction involving the transfer of the Company’s Nevada based properties into a new publicly-listed company and the acquisition by that new company of the Nevada based mining assets of Carl and Janet Pescio, and for general working capital and general corporate purposes.

Sprott Securities Inc. will act as lead agent in respect of the Offering.

These shares will be issued pursuant to an effective shelf registration statement as previously filed with the Commission.  Neither this Form 8-K nor any of the documents referenced herein constitutes an offer to sell or the solicitation of an offer to buy, nor shall there be any offer or sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the Securities Act of 1933, as amended, and applicable securities laws of any such state or jurisdiction.  Any offer, if at all, will be made only by means of a prospectus forming part of the effective registration statement and an accompanying prospectus supplement.

Item 9.01               Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit 10.1	Employment Agreement, dated as of September 22, 2006, between the Company, Vista US and Frederick H. Earnest

Exhibit 99.1	Press Release of Vista Gold Corp. dated October 4, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTA GOLD CORP.

	By:	/s/ Gregory G. Marlier
Gregory G. Marlier
Chief Financial Officer
Date: October 5, 2006